SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2004

CROSSROADS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-30362

(Commission File Number)

Delaware	74-2846643

(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

8300 North MoPac Expressway, Austin, Texas	78759

(Address of Principal Executive Offices)	(Zip Code)

(512) 349-0300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry Into a Material Definitive Agreement.

(a) On August 27, 2004, Crossroads Systems, Inc. and Andrea Wenholz agreed to enter into a Letter Agreement regarding Severance Offer and General Release relating to Ms. Wenholz’s voluntary resignation from her position as Crossroads’ Vice President and Chief Financial Officer, which is described further in Item 5.02 below. Pursuant to this agreement, Crossroads will continue to pay Ms. Wenholz her current salary for one year, continue her current health benefits for a period of one year, accelerate by seven months the vesting of options held by her to purchase shares of Crossroads common stock, and issue 28,882 shares of Crossroads common stock for no additional consideration pursuant to the terms of a Stock Bonus Plan to which she is a party. In exchange for this, Ms. Wenholz has agreed to release Crossroads from any and all claims she may have against Crossroads. This release will be executed on September 15, 2004, Ms. Wenholz’s final day of employment with Crossroads.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On August 27, 2004, Crossroads Systems, Inc. announced that Andrea Wenholz, its Vice President and Chief Financial Officer, had resigned her position. Ms. Wenholz will work with Crossroads to assist with the transition process through September 15, 2004.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.01	Letter Agreement Regarding Severance Offer and General Release dated August 27, 2004 by and between the Registrant and Andrea Wenholz.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.
Dated: August 27, 2004	By:	/s/ Rob Sims
Rob Sims
President and Chief Executive Officer